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                                                                Exhibit 10.24

                       FIRST AMENDMENT TO
           OWENS-ILLINOIS, INC. EXECUTIVE SAVINGS PLAN


     Pursuant to authority reserved and duly delegated to the Compensation Committee (the "Committee") of the Board of Directors of Owens-Illinois, Inc. (the "Company") under the Owens-Illinois, Inc. Executive Savings Plan (the "Plan"), the Committee hereby amends the Plan as follows:

     1. Section 5.3 of the Plan is amended to read, in its entirety, as follows:

          5.3 The Company shall post a Matching Credit to the Matching Account of each Executive who has made a Deferral Election under Section 5.1 in an amount equal to 50 percent of the amount of such Deferral Election, up to a maximum annual Matching Credit equal to the excess of (a) four percent of the Executive's Current Compensation or, if less, $10,000, over (b) the amount of the annual "Company Matching Contribution" made on his behalf under (and as defined in) SPASP.

     2. This First Amendment shall be effective as of January 1, 1995. In all other respects the Plan shall remain in full force and effect as originally adopted effective December 31, 1993.

     IN WITNESS WHEREOF, the Committee has caused this First Amendment to be executed by a duly authorized officer of the Company this 30th day of June, 1995.


                                   OWENS-ILLINOIS, INC.


                                   By  /s/ Thomas L. Young
                                      --------------------
                                      Vice President
Attest:


 /s/ James W. Baehren
------------------------
     Assistant Secretary








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